Exhibit 99.1

                                                  CONTACT:    Nicholas M. Rolli
                                                              (917) 663-3460
                                                              Timothy R. Kellogg
                                                              (917) 663-2759


             Altria Group, Inc. Reports 2004 First-Quarter Results;

             2004 First-Quarter Diluted Earnings Per Share of $1.07
                        Versus $1.07 in Year-Ago Quarter
         Comparison Affected by Charges of $0.09 in First-Quarter 2004,
                     As Detailed in Attached Reconciliation

     NEW YORK, April 20, 2004-- Altria Group, Inc. (NYSE: MO) today announced first-quarter 2004 diluted earnings per share of $1.07, including $0.09 in charges for the previously announced food restructuring and other items as described in the attached reconciliation of first-quarter 2003 to first-quarter 2004 results. Altria's reported diluted earnings per share of $1.07 in the first quarter a year ago contained no charges.
     "All in all, we had a solid first quarter that met our expectations," said Louis C. Camilleri, chairman and chief executive officer of Altria Group, Inc. "Results were very strong for our domestic tobacco business, which reported good income growth and retail share gains, especially for Marlboro and Parliament. Our international tobacco business posted solid income growth aided by currency, and volume and share gains in key markets around the world, but experienced continued weakness in France and Italy, which moderated total volume growth. Kraft's results were in line with expectations as it implemented the first phase of its restructuring program and invested in brand building initiatives."
     Altria Group, Inc. reaffirmed its previously announced projection for 2004 full-year diluted earnings per share in a range of $4.57 to $4.67, which includes a $0.23 reduction for anticipated charges related to the Kraft restructuring program announced in January and other items, but does not include potential charges for the international tobacco agreement under discussion with the European Commission. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this projection.
     On April 3, 2004, Philip Morris International (PMI), Altria Group, Inc.'s international tobacco business, announced that it is in discussions to reach an agreement with the European Commission that provides for broad cooperation with European law enforcement agencies on anti-contraband and anti-counterfeit efforts. The draft agreement would also resolve past disputes relating to these issues. Under the draft agreement, PMI would make 13 payments over 12 years and would record a pre-tax charge of $250 million for the initial payment when the agreement is signed. The draft agreement calls for base payments of $150 million on the first anniversary of the agreement, $100 million on the second anniversary and $75 million each year thereafter for 10 years, each of which is to be adjusted based on certain variables, including PMI's market share in the EU in the year preceding payment. PMI would record these base payments as an expense in cost of sales when product is shipped.

     A conference call with members of the investment community will be Webcast at 9:00 a.m. Eastern Time on April 20, 2004. Access is available at www.altria.com.

     ALTRIA GROUP, INC.

     As described in "Note 14. Segment Reporting" of Altria Group, Inc.'s 2003 Annual Report, management reviews operating companies income, which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and allocate resources. Management believes it is appropriate to disclose this measure to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release.

     2004 First-Quarter Results

     Net revenues for the first quarter 2004, as detailed in the attached schedule entitled "Selected Financial Data by Business Segment," increased 12.7% versus the first quarter 2003 to $21.8 billion, due primarily to increases from Altria's domestic and international tobacco businesses, favorable currency of $1.3 billion and an increase from North American food.
     Operating income decreased 3.5% to $3.7 billion, due primarily to the impact of the food restructuring charges and lower income from food, partially offset by higher income from domestic tobacco. Also affecting operating income comparisons were favorable currency of $278 million and the other items described in the attached reconciliation of first-quarter 2003 operating companies income to first-quarter 2004 operating companies income.
     Net earnings increased 0.4% to $2.2 billion, due primarily to higher income from domestic tobacco, favorable currency and a lower effective tax rate, partially offset by food restructuring charges and lower income from food. The effective tax rate decreased from 35.2% in the first quarter of 2003 to 34.6% in the first quarter of 2004.
     During the first quarter of 2004, Altria Group, Inc. declared a regular quarterly dividend of $0.68 per common share, which represents an annualized rate of $2.72 per common share.

     DOMESTIC TOBACCO

     2004 First-Quarter Results

     Philip Morris USA Inc., Altria Group, Inc.'s domestic tobacco business, delivered robust market share performance, with total retail share growing 1.3 share points to 49.6%, driven by Marlboro's strong performance. Philip Morris USA's shipment volume decreased 1.7% to 43.1 billion units, but was essentially flat when adjusted for the timing of promotions, wholesaler inventory changes and one extra shipping day in the first quarter of 2004. Premium mix for Philip Morris USA improved by approximately 0.2 share points to 91.3%.
     Operating companies income increased 30.7%, to $970 million, due to the absence of one-time buy-down costs incurred in the first quarter of 2003, lower returned goods expenses and lower cash discounts paid to the trade, partially offset by lower volume and pre-tax charges of $11 million for the move of Philip Morris USA's headquarters to Richmond, VA and other exit costs.
     The increase in Philip Morris USA's total retail share to 49.6% in the first quarter of 2004 was driven by a 1.5 share point gain in Marlboro. Marlboro Menthol 72mm, a premium-priced addition to the Marlboro Menthol family, was launched nationally at retail in March and met its initial share and distribution objectives. Parliament recorded a 0.2 share point gain, while retail share was unchanged for Basic and down slightly for Virginia Slims, as shown in the following table:

              Philip Morris USA Quarterly Retail Share*

                                      Q1 2004     Q1 2003     Change
                                   ----------- ----------- -----------
Marlboro                                 39.0%       37.5%   + 1.5 pp
Parliament                                1.7%        1.5%   + 0.2 pp
Virginia Slims                            2.4%        2.5%   - 0.1 pp
Basic                                     4.3%        4.3%     0.0 pp
                                   ----------- ----------- -----------
Focus Brands                             47.4%       45.8%   + 1.6 pp
Other Philip Morris USA                   2.2%        2.5%   - 0.3 pp
                                   ----------- ----------- -----------
Total Philip Morris USA                  49.6%       48.3%   + 1.3 pp

* IRI/Capstone Total Retail Panel data

     Philip Morris USA's retail share of the premium segment increased 0.8 share points to 61.8% in the first quarter of 2004, while its share of the discount segment increased 0.4 share points to 16.1%.

     INTERNATIONAL TOBACCO

     2004 First-Quarter Results

     Shipment volume for Philip Morris International Inc. (PMI), Altria Group, Inc.'s international tobacco business, increased 3.2% to 196.9 billion units in the first quarter of 2004. Gains in key markets and additional volume from 2003 acquisitions were partially offset by declines primarily in France and Italy. Excluding acquisition volume, shipments of 190.8 billion units were the same in the first quarter of 2004 as the first quarter of 2003.
     Operating companies income for PMI rose 8.6% to $1.8 billion for the first quarter due to favorable currency of $243 million, the impact of acquisitions and higher pricing, partially offset by lower volume in the higher margin markets of Western Europe and investments in marketing, distribution and infrastructure.
     During the first quarter of 2004, PMI achieved widespread market share gains, including increases in the top income markets of Argentina, Japan, Malaysia, Mexico, Portugal, Russia, Saudi Arabia, Spain, Switzerland, Turkey, the Ukraine and the United Kingdom.
     Total Marlboro shipments were down 3.0% in the first quarter of 2004 versus the first quarter of 2003, due primarily to declines in France and Italy. However, Marlboro volume was higher in many markets, most notably in Argentina, Brazil, Korea, Malaysia, Mexico, the Philippines, Poland, Romania, Russia, Serbia and the Ukraine. Share gains for Marlboro were achieved in the key markets of Argentina, Belgium, the Czech Republic, Japan, Malaysia, Mexico, Portugal, Russia, Spain, the Ukraine and the United Kingdom.
     In Western Europe, shipment volume decreased 10.6% for the first quarter of 2004, due to an unfavorable comparison with the first quarter of 2003, when the full effects of tax-driven price increases in France and low-price competition in Italy had not yet fully impacted results. In France, shipment volume was down 31.0%, reflecting an overall market decline and trade inventory reductions. However, PMI's share in France was stable at 39.2% during the first quarter. In Italy, volume was down 14.6% and share declined 3.9 points to 51.8%. Marlboro and Diana were adversely impacted in Italy by low-priced competitive brands, trade purchasing patterns around price increases in the first quarter of 2004 and a lower total market. In Germany, volume declined 3.0%, primarily reflecting a lower total cigarette market mainly due to continued shifts to low-priced tobacco portions. PMI will enter the tobacco portions segment under the Marlboro and Next brands later this month. Share in Germany was up slightly to 37.3% during the first quarter of 2004. In Spain, share increased 1.8 share points to 37.2%, driven by the continued strong performance of Marlboro and Chesterfield. Total market share in Western Europe declined 0.6 share points to 38.6% in the first quarter of 2004, but was up slightly excluding Italy.
     In Central Europe, volume increased 18.4%, due mainly to gains in Greece and Serbia, which benefited from the impact of acquisitions and an increase in the Czech Republic. These gains were partially offset by a decline in Poland due to intense price competition, as well as down trading to roll-your-own cigarettes.
     In worldwide duty-free, volume increased a strong 14.2%, reflecting increased travel and strong performance in Turkey, Romania, Asia and the Middle East.
     In Eastern Europe, the Middle East and Africa, volume grew 9.3%, due primarily to Russia, Turkey and the Ukraine. In Russia, market share was up 2.1 share points to 26.1%, fueled by L&M, Next and Chesterfield. In Turkey, share grew 3.8 points to 34.1% due to the continued strong performance of L&M and the successful July 2003 launch of Muratti.
     In Asia, volume advanced 6.0%, reflecting significant investments made by PMI in major markets. In Korea, volume increased 35.0%, benefiting from the growth of Lark and newly introduced Marlboro Ultra Lights. Strong volume increases in Malaysia and Thailand were aided by the growth of Marlboro and L&M, respectively. In the Philippines, volume increased 35.8%, driven by Marlboro and the acquisition of the Sterling brands. These increases were partially offset by declines in Indonesia and Japan. In Japan, the total market was down 3.4% due to the adverse impact of the July 2003 tax-driven retail price increase and a lower incidence of smoking. However, PMI's share in Japan was up 0.2 share points to 24.2% due to Marlboro.
     In Latin America, volume rose 2.5%, driven by gains in Brazil and Mexico. In Brazil, volume and share were up due to Marlboro. In Mexico, PMI's share rose
1.4 share points to 59.1%, due mainly to Marlboro's strong performance and the launch of B&H Lights Menthol late last year. In Argentina, Marlboro drove a 0.3 share point increase to 66.5% market share.

     FOOD

     Yesterday, Kraft Foods Inc. (Kraft) reported 2004 first-quarter results. Kraft's worldwide total reported volume was up 0.5%, due to ongoing volume growth of 0.8%, partially offset by the impact of divestitures. Volume strength across many businesses was partially offset by continued challenges in cookies and cereals, including the low carbohydrate diet phenomenon; by trade inventory reductions in certain categories and countries; and by tough comparisons with last year, when new product activity was skewed to the first quarter. Operating income declined 33.5% to $989 million, as exit costs associated with the previously announced restructuring program, higher commodity and benefit costs, increased marketing investment and an intangible asset impairment charge were partially offset by favorable currency and top line growth.
     In March, Kraft announced the acquisition of Veryfine Products Inc., the privately held manufacturer of Fruit2O flavored water and Veryfine juices and juice drinks, with 2003 net sales of approximately $140 million. In early April, Kraft announced a licensing agreement with Tazo Tea Company, a wholly-owned subsidiary of Starbucks Corporation, under which Kraft will market, sell and distribute Tazo products across the entire U.S. grocery channel.

     NORTH AMERICAN FOOD

     2004 First-Quarter Results

     For the first quarter of 2004, volume for Kraft North America Commercial
(KNAC), formerly Kraft Foods North America, Inc., grew 1.0% due to broad-based growth with strength in foodservice, cheese, snack nuts, meats, desserts and enhancers, partially offset by weakness in cookies and cereal, as well as new product timing and trade inventory reductions on ready-to-drink beverages. Operating companies income declined 33.5% to $846 million due to exit costs for the restructuring program of $245 million, higher commodity and benefit costs, increased marketing investment, and an intangible asset impairment charge of $17 million, partially offset by the contribution from volume growth and favorable currency of $11 million.

     INTERNATIONAL FOOD

     2004 First-Quarter Results

     For the first quarter of 2004, volume for Kraft International Commercial
(KIC), formerly Kraft Foods International, Inc., decreased 0.9%, as the impact of divested businesses more than offset ongoing volume growth of 0.4%. Ongoing volume growth was driven by acquisitions and growth in the United Kingdom and Germany, partially offset by declines in France and Puerto Rico, due to aggressive price competition, and in Russia due to trade inventory reductions. Other key developing markets, such as China, Venezuela, Argentina and Brazil, all recorded solid volume increases in the quarter. Operating companies income decreased 26.8% to $191 million, as exit costs for the restructuring program of $34 million, lower margins, higher benefit costs, infrastructure investment in developing markets, and an intangible asset impairment charge of $12 million were partially offset by favorable currency of $24 million.

     FINANCIAL SERVICES

     2004 First-Quarter Results

     Operating companies income for Philip Morris Capital Corporation (PMCC) decreased 15.7% to $70 million for the first quarter of 2004, driven by lower lease portfolio revenues as a result of PMCC's shift in strategic direction announced in 2003.

     Altria Group, Inc. Profile

     Altria Group, Inc. is the parent company of Kraft Foods Inc., with 84.6% ownership of outstanding Kraft common shares, Philip Morris International Inc., Philip Morris USA Inc. and Philip Morris Capital Corporation. In addition, Altria Group, Inc. has a 36% economic interest in SABMiller plc. The brand portfolio of Altria Group, Inc.'s consumer packaged goods companies includes such well-known names as Kraft, Jacobs, L&M, Marlboro, Maxwell House, Nabisco, Oreo, Oscar Mayer, Parliament, Philadelphia, Post and Virginia Slims. Altria Group, Inc. recorded 2003 net revenues of $81.8 billion.

     Trademarks and service marks mentioned in this release are the registered property of, or licensed by, the subsidiaries of Altria Group, Inc.

     Forward-Looking and Cautionary Statements

     This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

     Altria Group, Inc.'s consumer products subsidiaries are subject to unfavorable currency movements; intense price competition; changes in consumer preferences and demand for their products; changing prices for raw materials; fluctuations in levels of customer inventories; and the effects of foreign economies and local economic and market conditions. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively with lower-priced products; to improve productivity; and to respond effectively to changing prices for their raw materials.
     Altria Group, Inc.'s tobacco subsidiaries (Philip Morris USA and Philip Morris International) continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the company's understanding of applicable law, bonding requirements and the absence of adequate appellate remedies to get timely relief from any of the foregoing; price disparities and changes in price disparities between premium and lowest-price brands; legislation, including actual and potential excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations.
     Altria Group, Inc.'s consumer products subsidiaries are subject to other risks detailed from time to time in its publicly filed documents, including its Annual Report on Form 10-K for the period ended December 31, 2003. Altria Group, Inc. cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.

                                      ###

ALTRIA GROUP, INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended March 31,
(in millions, except per share data)

                                             2004     2003   % Change
                                           ---------------------------

Net revenues                               $21,839  $19,371     12.7 %
Cost of sales                                8,084    7,565      6.9 %
Excise taxes on products (*)                 6,317    4,887     29.3 %
                                           -----------------
Gross profit                                 7,438    6,919      7.5 %
Marketing, administration and research
 costs                                       3,207    2,870
Domestic tobacco headquarters relocation
 charges                                        10        -
Asset impairment and exit costs                309        -
                                           -----------------
Operating companies income                   3,912    4,049     (3.4)%
Amortization of intangibles                      4        2
General corporate expenses                     164      183
Asset impairment and exit costs                 16        -
                                           -----------------
Operating income                             3,728    3,864     (3.5)%
Interest and other debt expense, net           300      283
                                           -----------------
Earnings before income taxes and minority
 interest                                    3,428    3,581     (4.3)%
Provision for income taxes                   1,186    1,261     (5.9)%
                                           -----------------
Earnings before minority interest            2,242    2,320     (3.4)%
Minority interest in earnings and other,
 net                                            48      134
                                           -----------------
Net earnings                               $ 2,194  $ 2,186      0.4 %
                                           =================

Basic earnings per share                   $  1.07  $  1.08     (0.9)%
                                           =================
Diluted earnings per share                 $  1.07  $  1.07        - %
                                           =================
Weighted average number of
shares outstanding - Basic                   2,041    2,032      0.4 %
- Diluted                                    2,059    2,040      0.9 %

(*) The detail of excise taxes on products sold is as follows:
                                              2004     2003
                                           -----------------
Domestic tobacco                           $   852  $   866
International tobacco                        5,465    4,021
                                           -----------------
Total excise taxes                         $ 6,317  $ 4,887
                                           =================


ALTRIA GROUP, INC.
and Subsidiaries
Segment Reclass
Quarterly 2003
($ in millions with the exception of volume)

Note: Due to a change in reporting responsibilities, results for the Kraft Mexico and Puerto Rico businesses have been moved from Kraft North America Commercial to Kraft International Commercial. Reported segment results have been restated to reflect this change. See reconciliation below:

                                         Q1      Q2      Q3      Q4
                                         --      --      --      --
2003 Volume (lbs) - As Reported
Kraft North America Commercial          3,371   3,674   3,318   3,378
Kraft International Commercial          1,093   1,233   1,168   1,446

Puerto Rico / Mexico Reclass               79      96      85      85

2003 Volume (lbs) - After Reclass
Kraft North America Commercial          3,292   3,578   3,233   3,293
Kraft International Commercial          1,172   1,329   1,253   1,531

                                        Year
                                        ----
2003 Volume (lbs) - As Reported
Kraft North America Commercial         13,741
Kraft International Commercial          4,940

Puerto Rico / Mexico Reclass              345

2003 Volume (lbs) - After Reclass
Kraft North America Commercial         13,396
Kraft International Commercial          5,285

----------------------------------------------------------------------

                                         Q1      Q2      Q3      Q4
                                         --      --      --      --
2003 Net Revenue - As Reported
Kraft North America Commercial        $ 5,380 $ 5,644 $ 5,326 $ 5,557
Kraft International Commercial          1,979   2,197   2,154   2,773

Puerto Rico / Mexico Reclass              114     151     123     116

2003 Net Revenue - After Reclass
Kraft North America Commercial          5,266   5,493   5,203   5,441
Kraft International Commercial          2,093   2,348   2,277   2,889

                                        Year
                                        ----
2003 Net Revenue - As Reported
Kraft North America Commercial        $21,907
Kraft International Commercial          9,103

Puerto Rico / Mexico Reclass              504

2003 Net Revenue - After Reclass
Kraft North America Commercial         21,403
Kraft International Commercial          9,607

----------------------------------------------------------------------

                                         Q1      Q2      Q3      Q4
                                         --      --      --      --
2003 Operating Companies Income - As
 Reported
Kraft North America Commercial        $ 1,297 $ 1,383 $ 1,152 $ 1,088
Kraft International Commercial            237     296     307     442

Puerto Rico / Mexico Reclass               24      43      28      28

2003 Operating Companies Income -
 After Reclass
Kraft North America Commercial          1,273   1,340   1,124   1,060
Kraft International Commercial            261     339     335     470

                                        Year
                                        ----
2003 Operating Companies Income - As
 Reported
Kraft North America Commercial        $ 4,920
Kraft International Commercial          1,282

Puerto Rico / Mexico Reclass              123

2003 Operating Companies Income -
 After Reclass
Kraft North America Commercial          4,797
Kraft International Commercial          1,405


ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended March 31,
(in millions)

                                                 North
                         Domestic International American International
                          tobacco    tobacco      food        food
                        ----------------------------------------------
2004 Net Revenues       $   4,004   $   10,043 $   5,399   $    2,294
2003 Net Revenues           3,817        8,079     5,266        2,093
% Change                      4.9%        24.3%      2.5%         9.6%

Reconciliation:
---------------
2003 Net Revenues       $   3,817   $    8,079 $   5,266   $    2,093
Divested businesses -
 2003                           -            -         -          (31)
Currency                        -          992        72          234
Operations                    187          972        61           (2)
                        ----------------------------------------------
2004 Net Revenues       $   4,004   $   10,043 $   5,399   $    2,294
                        ==============================================

                        Financial     Total
                         services
                        -----------------------
2004 Net Revenues       $      99   $   21,839
2003 Net Revenues             116       19,371
% Change                   (14.7)%        12.7%

Reconciliation:
---------------
2003 Net Revenues       $     116   $   19,371
Divested businesses -
 2003                           -          (31)
Currency                        -        1,298
Operations                    (17)       1,201
                        -----------------------
2004 Net Revenues       $      99   $   21,839
                        =======================

Note: The detail of excise taxes on products sold is as follows:
                             2004         2003
                        -----------------------
Domestic tobacco        $     852   $      866
International tobacco       5,465        4,021
                        -----------------------
Total excise taxes      $   6,317   $    4,887
                        =======================

Currency increased international tobacco excise taxes by $586 million.


ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended March 31,
(in millions)

                                                North
                        Domestic International American International
                         tobacco    tobacco      food        food
                        ----------------------------------------------
2004 Operating Companies
 Income                  $   970    $   1,835   $   846     $     191
2003 Operating Companies
 Income                      742        1,690     1,273           261
% Change                    30.7%         8.6%   (33.5)%       (26.8)%

Reconciliation:
---------------
2003 Operating Companies
 Income                  $   742    $   1,690   $ 1,273     $     261
Divested businesses -
 2003                          -            -         -            (5)
Domestic tobacco
 headquarters relocation
 charges - 2004              (10)           -         -             -
Asset impairment and
 exit costs - 2004            (1)           -      (262)          (46)
Currency                       -          243        11            24
Operations                   239          (98)     (176)          (43)
                        ----------------------------------------------
2004 Operating Companies
 Income                  $   970    $   1,835   $   846     $     191
                        ==============================================


                        Financial    Total
                         services
                        ----------------------
2004 Operating Companies
 Income                  $    70    $   3,912
2003 Operating Companies
 Income                       83        4,049
% Change                  (15.7)%       (3.4)%

Reconciliation:
---------------
2003 Operating Companies
 Income                  $    83    $   4,049
Divested businesses -
 2003                          -           (5)
Domestic tobacco
 headquarters relocation
 charges - 2004                -          (10)
Asset impairment and
 exit costs - 2004             -         (309)
Currency                       -          278
Operations                   (13)         (91)
                        ----------------------
2004 Operating Companies
 Income                  $    70    $   3,912
                        ======================


ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Quarters Ended March 31,
($ in millions, except per share data)

                                                   Net       Diluted
                                                 Earnings    E.P.S.
                                                 --------    -------

2004                                            $  2,194     $  1.07
2003                                            $  2,186     $  1.07
% Change                                             0.4 %         - %

Reconciliation:
---------------
2003 Reported                                   $  2,186     $  1.07

2004 Domestic tobacco headquarters relocation
 charges                                              (7)          -
2004 Corporate asset impairment and exit costs       (10)          -
2004 Asset impairment and exit costs, net of
 minority interest impact                           (170)      (0.09)
                                                ---------    --------
                                                    (187)      (0.09)
                                                ---------    --------

Currency                                             180        0.09
Change in shares                                       -       (0.01)
Change in tax rate                                    23        0.01
Operations                                            (8)          -
                                                ---------    --------
2004 Reported                                   $  2,194     $  1.07
                                                =========    ========


ALTRIA GROUP, INC.
and Subsidiaries
Condensed Balance Sheets
(in millions, except ratios)

                                                March 31, December 31,
                                                 2004         2003
                                             ------------ ------------
Assets
------
Cash and cash equivalents                    $     3,204  $     3,777
All other current assets                          17,115       17,605
Property, plant and equipment, net                16,009       16,067
Goodwill                                          28,277       27,742
Other intangible assets, net                      11,402       11,803
Other assets                                      11,222       10,641
                                             ------------ ------------
Total consumer products assets                    87,229       87,635
Total financial services assets                    8,336        8,540
                                             ------------ ------------
Total assets                                 $    95,565  $    96,175
                                             ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Short-term borrowings                        $     2,494  $     1,715
Current portion of long-term debt                  1,528        1,661
Accrued settlement charges                         1,265        3,530
All other current liabilities                     13,536       14,487
Long-term debt                                    19,294       18,953
Deferred income taxes                              7,224        7,295
Other long-term liabilities                       15,187       15,137
                                             ------------ ------------
Total consumer products liabilities               60,528       62,778
Total financial services liabilities               8,197        8,320
                                             ------------ ------------
Total liabilities                                 68,725       71,098
Total stockholders' equity                        26,840       25,077
                                             ------------ ------------
Total liabilities and
stockholders' equity                         $    95,565  $    96,175
                                             ============ ============

Total consumer products debt                 $    23,316  $    22,329
Debt/equity ratio - consumer products               0.87         0.89
Total debt                                   $    25,393  $    24,539
Total debt/equity ratio                             0.95         0.98